Exhibit 99.1

NEWS RELEASE Investor Contacts C&J Energy Services, Inc. investors@cjenergy.com (713) 260-9986

C&J Energy Services Announces Solicitation of Alternative Proposals

HOUSTON, November 26, 2014 / PRNewswire/ — C&J Energy Services, Inc. (“C&J” or the “Company”) (NYSE: CJES) announced today that it has begun soliciting alternative proposals to purchase the Company, or a controlling stake in the Company, that are superior to its proposed combination with Nabors’ completion and production services business (the “Proposed Nabors Transaction”). The Company has engaged Morgan Stanley to assist in the solicitation.

This solicitation is being undertaken to comply with the written order entered late Tuesday, November 25, 2014, by the Delaware Chancery Court, following its bench ruling entered the previous day (the “Order”). The Order granted a preliminary injunction requiring the Company, through C&J directors who have not been designated to serve as directors of the combined company upon closing of the Proposed Nabors Transaction, to solicit for a period of 30 days alternative proposals to purchase the Company, or a controlling stake in the Company, that are superior to the Proposed Nabors Transaction. The Order makes clear that such solicitation and any subsequent negotiations of any alternative proposal that emerges will not constitute a breach of the Merger Agreement related to the Proposed Nabors Transaction in any respect. To comply with the Order and prevent any delay of the closing of the Proposed Nabors Transaction, the Company immediately commenced the required solicitation and the solicitation period will expire at 5:00 pm on December 26, 2014. We do not believe that compliance with this Order will delay closing of the Proposed Nabors Transaction.

Simultaneous with the required solicitation, as previously announced, the Company is appealing the Delaware Chancery Court’s ruling to the Delaware Supreme Court on an expedited basis.

About C&J Energy Services, Inc.

We are an independent provider of premium hydraulic fracturing, coiled tubing, wireline, pumpdown and other complementary oilfield services with a focus on complex, technically demanding well completions. In addition to our suite of completion, stimulation and production enhancement services, we manufacture, repair and refurbish equipment and provide parts and supplies for third-party companies in the energy services industry, as well as to fulfill our internal needs. With the development of our strategic initiatives, we also provide specialty chemicals for completion and production services, including the fluids used in our hydraulic fracturing operations, as well as downhole tools and related directional drilling technology and data acquisition and control systems. These products are provided to third-party customers in the energy services industry and are also used in our operations and equipment. Headquartered in Houston, Texas, we operate in some of the most active basins in the United States. We also have an office in Dubai and are in the process of establishing an operational presence in key countries in the Middle East. For additional information about C&J Energy Services, please visit our website at www.cjenergy.com.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the Proposed Nabors Transaction, Red Lion has filed with the SEC a registration statement on Form S-4, which includes a preliminary prospectus of Red Lion and a preliminary proxy statement of C&J. NIL, Red Lion and C&J also plan to file other documents with the SEC regarding the Proposed Nabors Transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the stockholders of C&J. INVESTORS AND SECURITY HOLDERS OF C&J ARE URGED TO READ THE S-4 (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED NABORS TRANSACTION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED NABORS TRANSACTION. Investors and stockholders will be able to obtain free copies of the S-4 and other documents containing important information about Red Lion and C&J, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by NIL and Red Lion will be available free of charge on NIL’s internet website at www.nabors.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting NIL’s Investor Relations Department at 281-775-8038. Copies of the documents filed with the SEC by C&J will be available free of charge on C&J’s internet website at www.cjenergy.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting C&J’s Investor Relations Department at 713-260-9986.

Participants in the Solicitation

C&J, its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of C&J in connection with the Proposed Nabors Transaction. Information about the directors and executive officers of C&J is set forth in C&J’s proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 10, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the S-4 and will be contained in other relevant materials to be filed with the SEC when they become available. Free copies of these documents can be obtained using the contact information above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These include statements regarding the Proposed Nabors Transaction, estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties and are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. For example, statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to stockholders, future economic and industry conditions, the Proposed Nabors Transaction (including its benefits, results, effects and timing), the attributes of the Proposed Nabors Transaction and C&J and whether and when the transactions contemplated by the merger agreement will be consummated, are forward-looking statements within the meaning of federal securities laws.

These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of the stockholders of the Company to approve the Proposed Nabors Transaction; the risk that the conditions to the closing of the Proposed Nabors Transaction are not satisfied; the risk that regulatory approvals required for the Proposed Nabors Transaction are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; uncertainties as to the timing of the Proposed Nabors Transaction; competitive responses to the Proposed Nabors Transaction; costs and difficulties related to the integration of the Company’s business and operations with Red Lion’s business and operations; the inability to obtain or delay in obtaining cost savings and synergies from the Transaction; unexpected costs, charges or expenses resulting from the Proposed Nabors Transaction; the outcome of pending or potential litigation; the inability to retain key personnel; uncertainty of the expected financial performance of Nabors following completion of the Transaction; and any changes in general economic and/or industry specific conditions.

The Company cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Company’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. All subsequent written and oral forward-looking statements concerning the Company, the Proposed Nabors Transaction or other matters attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Each forward looking statement speaks only as of the date of the particular statement, and the Company undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Contacts

C&J Energy Services, Inc.

investors@cjenergy.com

(713) 260-9986

Media Contacts

Abernathy MacGregor

Tom Johnson or Luke Barrett – (212) 371-5999

Glen Orr – (713) 205-7770

SOURCE C&J Energy Services, Inc.